TRIMAS ANNOUNCES INTERIM CHIEF FINANCIAL OFFICER
BLOOMFIELD HILLS, Michigan, March 20, 2025 – TriMas (NASDAQ: TRS) today announced that Scott Mell, its Chief Financial Officer (CFO), will be leaving the Company effective March 20, 2025, to pursue another opportunity. In light of this transition, Teresa Finley, a current TriMas Board member, has been appointed interim CFO.
“As a valued member of our Board since 2020, Teresa brings extensive financial expertise, operational knowledge and steadfast leadership, and is well-suited to step into this interim role,” said Herbert Parker, TriMas’ Board Chairman. “Her appointment will help ensure continuity in the Company’s strategic momentum, drive improvement in our financial operations and accelerate our focus on delivering enhanced shareholder value."
Ms. Finley is a qualified financial expert and brings more than 34 years of experience in financial, marketing and strategic leadership roles at a Fortune 50 company. In addition to serving as Chief Marketing and Business Services Officer at UPS from 2015 until her retirement in 2017, Ms. Finley's prior roles at UPS included CFO for multiple global businesses, Corporate Controller and Treasurer, and Vice President of Investor Relations. Ms. Finley’s experience also includes serving as a Senior Advisor at the Boston Consulting Group from June 2019 to November 2021, as well as her current role on the Union Pacific Railroad Board.
In addition to her role as interim CFO, Ms. Finley will be appointed TriMas’ Treasurer. Concurrently, she will step down as the Chair of the Board’s Compensation Committee and member of the Audit Committee.
“We extend our thanks to Scott for the contributions he has made during his tenure at TriMas and wish him well in his next endeavor,” added Mr. Parker. “TriMas is off to a solid start to the year, and we are reaffirming our full-year guidance.”
About TriMas
TriMas manufactures a diverse set of products primarily for the consumer products, aerospace and industrial markets through its TriMas Packaging, TriMas Aerospace and Specialty Products groups. Our approximately 3,900 dedicated employees in 13 countries provide customers with a wide range of innovative and quality product solutions through our market-leading businesses. Our TriMas family of businesses has strong brand names in the markets served, and operates under a common set of values and strategic priorities under the TriMas Business Model. TriMas is publicly traded on the NASDAQ under the ticker symbol “TRS,” and is headquartered in Bloomfield Hills, Michigan. For more information, please visit www.trimas.com.
Notice Regarding Forward-Looking Statements
Any "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including those relating to TriMas’ business, financial condition or future results, involve risks and uncertainties with respect to, including, but not limited to: general economic and currency conditions; competitive factors; market demand; our ability to realize our business strategies; our ability to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of such acquisitions; pressures on our supply chain, including availability of raw materials and inflationary pressures on raw material and energy costs, and customers; the performance of our subcontractors and suppliers; risks and uncertainties associated with intangible assets, including goodwill or other intangible asset impairment charges; risks associated with a concentrated customer base; information technology and other cyber-related risks; risks related to our international operations, including, but not limited to, risks relating to tensions between the United States and China; government and regulatory actions, including, without limitation, climate change legislation and other environmental regulations, as well as the impact of tariffs, quotas and surcharges; changes to fiscal and tax policies; intellectual property factors; uncertainties associated with our ability to meet customers’ and suppliers’ sustainability goals and achieve our sustainability goals in alignment with our own announced targets; litigation; contingent liabilities relating to acquisition activities; interest rate volatility; our leverage; liabilities imposed by our debt instruments; labor disputes and shortages; the disruption of operations from catastrophic or extraordinary events, including, but not limited to, natural disasters, geopolitical conflicts and public health crises, the amount and timing of future dividends and/or share repurchases, which remain subject to Board approval and depend on market and other conditions; our future prospects; and other risks that are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The risks described are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements, except as required by law.
Contact
Sherry Lauderback
VP, Investor Relations & Communications
(248) 631-5506
sherry.lauderback@trimas.com